Exhibit 99.1

Elicio Therapeutics and Angion Enter into
Definitive Merger Agreement

◾	Merger to result in Nasdaq-listed company focused on developing immunotherapies based on Elicio’s proprietary lymph node-targeting Amphiphile (AMP) technology

◾
Lead program of the combined company will be ELI-002, a therapeutic cancer vaccine targeting mKRAS-driven tumors, currently enrolling a Phase 1 trial for patients with pancreatic ductal adenocarcinoma and colorectal cancer

◾	Conference call to be held 8:00 am Eastern Time on Wednesday, January 18

BOSTON, MA and UNIONDALE, NY, January 17, 2023 – Elicio Therapeutics, a privately-held, clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer and other diseases, has entered into a definitive merger agreement with Angion Biomedica Corp (NASDAQ:ANGN) under which Elicio will merge with a wholly-owned subsidiary of Angion in an all-stock transaction. The combined company will continue under the Elicio Therapeutics name and will focus on advancing Elicio’s proprietary lymph node-targeting Amphiphile (AMP) technology to develop immunotherapies, with a focus on ELI-002, a therapeutic cancer vaccine targeting mKRAS-driven tumors.

“The merger with Angion comes at an ideal time with ELI-002 now completing the dose escalation portion of Phase 1 clinical studies in patients. We believe Elicio is at the forefront of changing the tide regarding how cancers with these mutations, which account for 25% of human solid tumors, are treated,” said Robert Connelly, Chief Executive Officer of Elicio. “We believe this merger reflects the strength of the ELI-002 program, our pipeline, and the value-creating potential of our lymph node-targeting approach to treating cancer and other diseases by engaging lymph nodes, the ‘schoolhouse’ of the immune system.”

“We are delighted to announce the proposed merger with Elicio Therapeutics,” said Jay Venkatesan, MD, MBA, President and Chief Executive Officer of Angion. “The Angion team reviewed in detail numerous strategic alternatives for creating shareholder value, and this transaction with Elicio was the clear choice. We see tremendous potential in the AMP platform and ELI-002, right at a time when the oncology community is rediscovering the value of cancer vaccines. We believe this merger will provide Angion shareholders the opportunity to meaningfully participate in a company treating cancer patients in an innovative way.”

The combined company will work to advance ELI-002, a therapeutic cancer vaccine designed with Elicio’s proprietary lymph node-targeting AMP technology. ELI-002 is being evaluated in the AMPLIFY-201 Phase 1 trial (NCT04853017) in patients who have mKRAS-driven tumors including pancreatic ductal adenocarcinoma and colorectal cancer. AMPLIFY-201 has recently completed enrollment of initial subjects at the final level in the dose escalation, with an additional Phase 1b/2 trial planned for the second half of 2023.

About the Transaction
Under the terms of the merger agreement, pending stockholder approval of the transaction, Elicio will merge with a wholly-owned subsidiary of Angion, and stockholders of Elicio will receive newly issued shares of Angion common stock.

Current Angion stockholders are expected to own approximately 34.5% of the newly combined company while Elicio stockholders will own 65.5% of the newly combined company, in each case on a fully diluted basis. The final percentage of the combined company owned by Elicio stockholders and Angion stockholders upon completion of the merger may be subject to certain adjustments, including potential adjustments based on Angion’s net cash balance upon deal completion.

The proposed transaction has been unanimously approved by the boards of directors of both companies and is expected to close in the second quarter of 2023, subject to customary closing conditions.

Concurrent with the execution of the merger agreement, Angion committed up to $10 million in a bridge loan to Elicio, to be made in two installments, subject to certain conditions.

Following the merger, the executive team of Elicio will serve as the executive team of the combined company, led by Robert Connelly as Chief Executive Officer. The board of directors will be comprised of nine directors including Mr. Connelly and Angion’s current President and Chief Executive Officer, Jay Venkatesan, MD, MBA. Upon completion of the transaction, the combined company will operate under the Elicio Therapeutics name, and the combined company’s common stock is expected to trade on the Nasdaq Global Market under the ticker symbol “ELTX”. The corporate headquarters will be in Boston, Massachusetts.

Oppenheimer & Co., Inc is serving as a financial advisor and Cooley LLP is providing legal counsel to Angion. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Goulston & Storrs PC are legal counsel to Elicio.

Conference Call
The Elicio and Angion management teams will host a conference call on Wednesday, January 18, 2023, at 8:00 am Eastern Time to discuss the merger. A live webcast of the conference call can be accessed at the “Events & Presentations” page on the Angion website at https://ir.angion.com/events-presentations. A replay will be available on the Angion website at the same link shortly after conclusion of the event.

About Elicio Therapeutics
Elicio Therapeutics is a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer and other diseases. By combining expertise in immunology and immunotherapy, Elicio is engineering investigational Amphiphile (AMP) immunotherapies intended to precisely target and fully engage the lymph nodes, the site in our bodies where the immune response is orchestrated. Elicio is engineering lymph node targeted AMPlifiers, immunomodulators, adjuvants, and vaccines for an array of aggressive cancers and infectious diseases.

Elicio began dosing subjects in AMPLIFY-201, its Phase 1 clinical trial in solid tumor subjects for its lead AMP vaccine, ELI-002, targeting KRAS-driven cancers, in October 2021. The AMP platform emerged from the laboratories of Darrell Irvine, Howard Hughes Investigator and Professor of Biomedical Engineering in the Koch Institute of Integrative Cancer Research at MIT. For more information, please visit https://elicio.com/.

About Angion
Angion has focused on the discovery, development, and commercialization of novel small molecule therapeutics to address fibrotic diseases. For more information, please visit https://angion.com/.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Proposed Merger
In connection with the proposed transaction between Angion and Elicio, Angion intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement and prospectus. ANGION URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANGION, THE PROPOSED TRANSACTION AND RELATED MATTERS. Stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Angion with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Angion with the SEC by contacting Investor Relations by email at investors@angion.com. Stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation
Angion and Elicio, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Angion’s directors and executive officers is included in Angion’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, and the proxy statement for Angion’s 2022 annual meeting of stockholders, filed with the SEC on April 27, 2022. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding the anticipated completion and effects of the proposed merger and related timing, Elicio’s and the combined company’s planned clinical programs, including planned clinical trials, the potential of Elicio’s product candidates, the expected trading of the combined company’s stock on the Nasdaq Global Market under the ticker symbol “ELTX”, management of the combined company and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Angion and Elicio undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks relating to the completion of the merger, including the need for stockholder approval and the satisfaction of closing conditions; the cash balance of the combined company following the closing of the merger; and the ability of Angion and the combined company to remain listed on the Nasdaq Global Market. Risks and uncertainties related to Elicio that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Elicio’s plans to develop and commercialize its product candidates, including ELI-002; the timing of initiation of Elicio’s planned clinical trials; the timing of the availability of data from Elicio’s clinical trials; the timing of any planned investigational new drug application or new drug application; Elicio’s plans to research, develop and commercialize its current and future product candidates; Elicio’s ability to successfully collaborate with existing collaborators or enter into new collaborations, and to fulfill its obligations under any such collaboration agreements; the clinical utility, potential benefits and market acceptance of Elicio’s product candidates; Elicio’s commercialization, marketing and manufacturing capabilities and strategy; Elicio’s ability to identify additional products or product candidates with significant commercial potential; developments and projections relating to Elicio’s competitors and our industry; the impact of government laws and regulations; Elicio’s ability to protect its intellectual property position; and Elicio’s estimates regarding future revenue, expenses, capital requirements and need for additional financing following the proposed transaction.

New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the merger, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Angion’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Angion and Elicio as of the date of this release. Neither Angion nor Elicio undertakes any obligation to update such forward-looking statements to reflect events or circumstances after the date of this release, except to the extent required by law.

Media Contact
Gloria Gasaatura
LifeSci Communications
ggasaatura@lifescicomms.com

Angion Investor Contact
David D. Miller
Sr. Director of Corporate Affairs
investors@angion.com